Exhibit 1.2

Voyager Therapeutics, Inc.

SALES AGREEMENT

November 10, 2025

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Ladies and Gentlemen:

Voyager Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with TD Securities (USA) LLC (“TD Cowen”), as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through TD Cowen, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), provided, however, that in no event shall the Company issue or sell through or to TD Cowen such number or dollar amount of Placement Shares that would exceed (a) the number or dollar amount of authorized but unissued Common Stock registered under the Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital), (c) the number or dollar amount of shares of Common Stock permitted to be sold under a registration statement on Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Placement Shares for which the Company has filed an ATM Prospectus (as defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of shares of Common Stock issued and sold under this Agreement shall be the sole responsibility of the Company, and TD Cowen shall have no obligation in connection with such compliance. The offer and sale of Placement Shares through TD Cowen will be effected pursuant to the Registration Statement (as defined below) being filed by the Company and after such Registration Statement has been declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement (as defined below) to issue the Common Stock. The Company acknowledges and agrees that sales of Placement Shares under this Agreement may be made through affiliates of TD Cowen, and that TD Cowen may otherwise fulfill its obligations pursuant to this Agreement to or through an affiliated broker-dealer.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and a sales agreement prospectus (the “ATM Prospectus”) specifically relating to the Placement Shares, each of which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished, or will furnish, to TD Cowen, for use by TD Cowen, copies of the ATM Prospectus included as part of such registration statement, relating to the Placement Shares. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), as amended when it first becomes or became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rules 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” Any registration statement and amendments thereto filed pursuant to Rule 462(b) of the Securities Act and relating to the offering covered by the Registration Statement is herein called a “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include any Rule 462(b) Registration Statement. The ATM Prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by any prospectus supplement and/or any base prospectus and related prospectus or prospectus supplement, if applicable with respect to the Placement Shares, included as part of an additional registration statement, in the form in which such ATM Prospectus and/or any prospectus supplement and/or any base prospectus and related prospectus or prospectus supplement, if applicable with respect to the Placement Shares, have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (an “Issuer Free Writing Prospectus”), as defined in Rule 433 of the Securities Act regulations (“Rule 433”), relating to the Placement Shares that (i) is consented to by TD Cowen, hereinafter referred to as a “Permitted Free Writing Prospectus,” (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). The Company’s obligations under this Agreement to furnish, provide, deliver or make available (and all other references of like import) copies of any documents shall be deemed satisfied if the same is filed with the Commission through EDGAR.

2.            Placements. Each time that the Company wishes to issue and sell any Placement Shares hereunder (each, a “Placement”), it will notify TD Cowen by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued and sold, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from TD Cowen set forth on Schedule 2, as such Schedule 2 may be amended in writing from time to time. The Placement Notice shall be effective upon receipt by TD Cowen unless and until (i) in accordance with the notice requirements set forth in Section 4, TD Cowen declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the Maximum Amount of Placement Shares thereunder have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice for any reason, in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to TD Cowen in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor TD Cowen will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to TD Cowen and TD Cowen does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. For the avoidance of doubt and notwithstanding any other provision of this Agreement, the Company may change the individuals designated on Schedule 2 hereof entitled to send a Placement Notice hereunder, and TD Cowen may change the individuals designated on Schedule 2 hereof to receive a Placement Notice hereunder, by sending written notice of such new designees to the other party in accordance with Section 12 of this Agreement.

3.            Sale of Placement Shares by TD Cowen. Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, TD Cowen, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. TD Cowen will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages TD Cowen for a sale of Placement Shares that would constitute a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide TD Cowen, at TD Cowen’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8 hereof, each dated the Settlement Date, and such other documents and information as TD Cowen shall reasonably request. Subject to the terms of a Placement Notice, TD Cowen may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made through Nasdaq or on any other existing trading market for the Common Stock. TD Cowen shall not purchase Placement Shares for its own account as principal unless expressly authorized to do so by the Company in a Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that TD Cowen will be successful in selling Placement Shares, and (ii) TD Cowen will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by TD Cowen to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Shares pursuant to this Agreement and, by notice to TD Cowen given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Placement Shares, and TD Cowen shall not be obligated to offer or sell any Placement Shares, (i) during any period in which the Company is in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4.            Suspension of Sales.

(a)          The Company or TD Cowen may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a suspension is in effect, any obligation under Sections 7(m), 7(n) and 7(o), with respect to the delivery of certificates, opinions, or comfort letters to TD Cowen shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended in writing from time to time.

(b)          If either TD Cowen or the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Stock, it shall promptly notify the other party, and TD Cowen may, at its sole discretion, suspend sales of the Placement Shares under this Agreement.

(c)          Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall not request the sale of any Placement Shares, and TD Cowen shall not be obligated to sell or offer to sell any Placement Shares.

5.            Settlement.

(a)          Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day following the date on which such sales are made (each, a “Settlement Date” and the first such settlement date, the “First Delivery Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by TD Cowen at which such Placement Shares were sold, after deduction for (i) TD Cowen’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to TD Cowen hereunder pursuant to Section 7(g) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)          Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting TD Cowen’s or its designee’s account (provided TD Cowen shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in book-entry form. On each Settlement Date, TD Cowen will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date through no fault of TD Cowen, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold TD Cowen harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable, documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to TD Cowen (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, TD Cowen that as of (i) the date of this Agreement, (ii) each Time of Sale (as defined below), (iii) each Settlement Date, and (iv) each Bring-Down Date (as defined below) (each date included in (i) through (iv), a “Representation Date”):

(a)          Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been or will be declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Placement Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b)          No Misstatement or Omission. The Prospectus when filed complied and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became effective or its date, as applicable, complied and as of each Representation Date, complied and will comply in all material respects with the Securities Act and did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Representation Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent’s Information (as defined below). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(c)          Offering Materials Furnished to TD Cowen. The Company has delivered to TD Cowen one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as TD Cowen has reasonably requested. The Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (to the extent any such Permitted Free Writing Prospectus was required to be filed with the Commission) delivered to TD Cowen for use in connection with the public offering of the Placement Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d)          Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not or does not include any information that conflicted or conflicts with the information contained in the Registration Statement or the Prospectus, or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by TD Cowen specifically for inclusion therein, which information the parties hereto agree is limited to the Agent’s Information.

(e)          Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply when so filed in all material respects with the applicable requirements of the Exchange Act and the respective rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the Representation Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           Distribution of Offering Material By the Company. The Company has not, directly or indirectly, distributed and will not, prior to the later to occur of each Settlement Date and the completion of the distribution of the Placement Shares, distribute any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement and other materials, if any, permitted under the Securities Act. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(g)          Not an Ineligible Issuer. The Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

(h)          No Material Adverse Effect. The Company has been duly organized and is validly existing as a corporation (or the foreign equivalent thereof) under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not (i)  have, singularly or in the aggregate, a material adverse effect on the business, assets, general affairs, financial position, stockholders’ equity, results of operations or prospects of the Company, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, partnership, limited liability corporation, association or other entity, except for (i) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year, (ii) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act, and (iii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(i)           The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j)           Authorization of the Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms of this Agreement approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly issued, fully paid, nonassessable, and free and clear of any preemptive or other similar rights, and will conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus; and the issuance of the Placement Shares is not subject to any preemptive or similar rights that have not been validly waived or satisfied.

(k)          Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, and conform in all material respects to the description thereof contained in the Prospectus under the heading “Description of Capital Stock.” All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company other than those which have been waived or satisfied. As of the date set forth in the Prospectus, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or accurately described in all material respects in, or contemplated by, the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus, accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(l)           Non-Contravention of Existing Instruments. The Company is not in (i) violation of its charter or bylaws (or analogous governing instruments, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets is subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Placement Shares by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or bylaws (or analogous governing instruments, as applicable) of the Company or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, domestic or foreign, having jurisdiction over the Company or any of its properties or assets except, in the case of clauses (i) and (iii) above, to the extent that any such conflict, breach, violation or default that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(m)         No Further Authorizations or Approvals Required. Except for the registration of the Placement Shares under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and Nasdaq in connection with the issuance of the Placement Shares and the listing of the Placement Shares on Nasdaq, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or authority, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Placement Shares or the consummation of the transactions contemplated hereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization. All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(n)          Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(o)          Preparation of the Financial Statements. The financial statements, together with the related notes, included in the Prospectus and in the Registration Statement fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Prospectus. The financial statements, together with the related notes, included in the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Registration Statement or the Prospectus. The summary and selected financial data included in the Prospectus and the Registration Statement fairly present, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement and the Prospectus and other financial information.

(p)          XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)          No Material Loss. The Company has not sustained, since the date of the latest audited financial statements included in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, otherwise than as set forth or contemplated in the Prospectus; or (ii) any changes which would, singularly or in the aggregate, result in a Material Adverse Effect, in each case except as set forth or contemplated in the Prospectus. Since the date as of which information is given in the Prospectus through the date hereof, and except for the obligations created by this Agreement, the Company has not (i) issued or granted any securities other than shares of Common Stock issued or issuable upon the conversion of the Company’s outstanding preferred stock, equity awards granted pursuant to the Company’s stock option plan, shares of Common Stock issued under the Company’s employee stock purchase plan, or securities issued in accordance with Nasdaq Listing Rule 5635(c)(4), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction other than in the ordinary course of business or (iv) declared or paid any dividend on its capital stock except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(r)            No Material Actions or Proceedings. Except as set forth in the Prospectus, there is no legal or governmental proceeding to which the Company is a party or of which any property or assets of the Company is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or comparable federal, state, local or foreign governmental authorities (it being understood that the interaction between the Company and the FDA and such comparable governmental authorities relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental or regulatory authorities or threatened by others. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, including but not limited to those relating to health care fraud and abuse, except where noncompliance would not, singularly or in the aggregate, have a Material Adverse Effect. All preclinical and clinical studies, conducted by or on behalf of the Company to support approval for commercialization of the Company’s products or product candidates that are described in the Prospectus have been conducted by the Company, or to the Company’s knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance which would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its officers, directors, or employees or, to the Company’s knowledge, its agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research.

(s)          All Necessary Permits, etc. The Company possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) that are necessary for the ownership or lease of the Company’s properties or the conduct of the Company’s businesses as described in the Registration Statement and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company is in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect, except where the failure to maintain or be in compliance with, or the invalidity or failure to be in full force and effect of, such Governmental Permits would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed, except where such revocation, modification, suspension, termination, invalidation or non-renewal would not, singularly or in the aggregate, have a Material Adverse Effect.

(t)           Clinical Studies. The studies, tests and preclinical or clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company that are described in the Prospectus (the “Company Studies and Trials”) were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the results of the Company Studies and Trials contained or incorporated by reference in the Registration Statement and the Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Prospectus, the results of which are materially inconsistent with or call in question the results described or referred to in the Prospectus when viewed in the context in which such results are described and the clinical state of development of the applicable product or product candidate; and the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority requiring the termination, suspension or material modification of any Company Studies or Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s knowledge, there are no reasonable grounds for the same. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the FDA and comparable governmental authorities outside of the United States to which the Company is subject.

(u)          Company Not an “Investment Company”. The Company is not and, immediately after giving effect to the offering of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)          No Price Stabilization or Manipulation. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has taken, directly or indirectly, without giving effect to activities by Cowen, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w)         Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, the right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and trade secret rights (collectively, “Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, "Intellectual Property Assets"), in each case necessary to conduct its business as currently conducted and as currently proposed to be conducted, including the development, manufacture, operation and sale of any products and services sold or currently proposed to be sold by the Company, and described in the Registration Statement and the Prospectus. To the Company’s knowledge, (i) there are no material defects in any of the patents or patent applications included in the Company’s Intellectual Property Rights; (ii) the patents included in the Company’s Intellectual Property Rights are subsisting and have not lapsed, and the patent applications in the Company’s Intellectual Property Rights are subsisting and have not been abandoned; (iii) the Company’s Intellectual Property Rights have not been adjudged by a court of competent jurisdiction invalid or unenforceable; and (iv) the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Company’s Intellectual Property Rights has been complied with, and in all foreign offices having similar requirements, all such requirements have been complied with, except in the cases of clauses (ii) through (iv) above where lapses, abandonments, adjudications, and failures would not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company has not received any opinion from its legal counsel concluding that any current or currently proposed activities of its business infringes, misappropriates, or otherwise violates, valid and enforceable Intellectual Property Rights of any other person, and has not received written notice of any challenge, which is to the Company’s knowledge still pending, by any other person to the rights of the Company with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company that, in each case, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company’s business as now conducted and as currently proposed to be conducted does not and will not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person in any material respect. All material licenses for the use of the Intellectual Property Rights described in the Registration Statement and the Prospectus are valid, binding upon, and enforceable by or against the Company, and to the Company’s knowledge, by or against the parties thereto in accordance with their terms. The Company has complied in all material respects with, and is not in material breach of, nor has it received any asserted or threatened claim of breach of any material intellectual property licenses for the use of the Intellectual Property Rights, and the Company has no knowledge of any breach or anticipated breach by any other person of any such intellectual property licenses, in each case which claim remains outstanding and has not been dismissed, settled or otherwise resolved. Except as described in the Prospectus, no claim has been made or is pending against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person that, in each case, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has used commercially reasonable efforts to protect, maintain and safeguard its Intellectual Property Rights, including the use of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the material loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company's right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted. To the Company’s knowledge, (i) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; and (ii) none of the Intellectual Property Rights and Intellectual Property Assets (including information technology and outsourced arrangements) owned or used by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except where such violations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s knowledge, the Company has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. To the Company’s knowledge, no claims have been asserted or threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any applicable law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes commercially reasonable measures to ensure that such information is protected against unauthorized access, use, modification or other misuse. The Company has taken commercially reasonable actions to obtain ownership of all works of authorship and inventions made by its employees, consultants and contractors during the time they were employed by or under contract with the Company and which relate to the Company’s business. To the Company’s knowledge, all key employees have signed confidentiality and invention assignment agreements with the Company.

(x)          Title to Properties. The Company has good and marketable title in fee simple (in the case of real property) to, or has valid and marketable rights to lease or otherwise use, all items of real or personal property, which are material to the business of the Company taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that, singularly or in the aggregate, materially affect the value of such property and materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Prospectus, are in full force and effect and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(y)          No Labor Dispute. (A) No labor disturbance by or dispute with employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that in the cases of (A) or (B) above, would reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. As of the date of the initial filing of the Registration Statement, (A) the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company, and (B) there is (i) no unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and (ii) no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending against the Company, or, to the Company’s knowledge, threatened against it which, in the cases of clauses (i) and (ii) would reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.

(z)          ERISA. No non-exempt “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA) which would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would, singularly or in the aggregate, reasonably be expected to cause the loss of such qualification.

(aa)        Environmental Laws. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses (the “Environmental Laws”) except where such noncompliance would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any applicable law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, and there has been no disposal, discharge, emission or other release of any kind on to such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances that, in each case would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)       Tax Law Compliance. The Company (i) has filed all necessary federal, state, local and foreign tax returns or filed extensions with respect to such returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable, required to be paid by the Company and for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements), and (iii) does not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against it, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not engaged in any transaction which is a corporate tax shelter or which could be reasonably characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since the end of the Company’s most recently audited fiscal year, the Company has not incurred any liability for taxes other than in the ordinary course.

(cc)        Insurance. The Company carries or is covered by insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses, at a similar stage of development, in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance in all material respects with the terms of such policies. Except as would not reasonably be expected to have a Material Adverse Effect, the Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements are required or necessary to be made in order to continue such insurance.

(dd)        Company’s Accounting System. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recently audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is, or upon consummation of the offering of the Placement Shares will be, overseen by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) in accordance with the Exchange Act.

(ee)        Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as such is defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosures. The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the Exchange Act.

(ff)          Exhibits. There is no franchise agreement, lease, contract, or other agreement or document required by the Securities Act to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required. Other than as described in the Prospectus, no such franchise agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, in each case except where such suspension or termination or notice thereof would, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(gg)        Related Party Transactions. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Prospectus and which is not so described.

(hh)        No Applicable Registration or Other Similar Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

(ii)          Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Placement Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Placement Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(jj)          Brokers. Other than this Agreement and the Prior Agreement (as defined below), the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or Cowen for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares or any transaction contemplated by this Agreement.

(kk)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)          Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(mm)      Sarbanes-Oxley. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)       No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful payment.

(oo)       No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement or the Prospectus. All material transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(pp)       Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(qq)       Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(rr)          Compliance with OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department of Treasury, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or in any manner that will result in a violation by any such person (including any person participating in the transactions, whether as an underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries, since April 24, 2019, has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ss)        No Reliance. The Company has not relied upon Cowen or legal counsel for Cowen for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(tt)         Privacy Laws. The Company and each of its subsidiaries are, and at during the past three years were, in material compliance with all applicable data privacy and security laws, rules, and regulations, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); and the Company and each its subsidiaries have taken commercially reasonable actions consistent with industry practice for companies at a similar stage of development to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and each of its subsidiaries have in place, and take appropriate steps reasonably designed to ensure compliance in all material respects, with the Security Policies (as defined below), along with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies then in effect to its customers, employees, third party vendors and representatives as required by law. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices relating to such subject matter, in each case, as required by law. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that identifies such natural person, or his or her family, or identifies a specific person’s health condition or sexual orientation. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its subsidiaries (i) has received written notice of any actual or alleged violation of any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice or (ii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(uu) IT Systems. To the Company’s knowledge, there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data, in each case except for those circumstances that have been remedied without material cost or liability or the duty to notify any other person. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company and each of its subsidiaries have complied, and are presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (ii) the Company and each of its subsidiaries have implemented security, incident response, backup and disaster recovery technology, policies, and procedures for the business consistent with industry standards and practice (the “Security Policies”).

(vv)       Export and Import Laws. Each of the Company and its subsidiaries, and, to the Company’s knowledge, each of their respective affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below); and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any governmental authority under any Export and Import Laws except to the extent such claims, complaints, charges, investigations or proceedings would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(ww)      FINRA Exemption. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(xx)         Other At The Market Sales Agreements. Other than the Prior Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” offering.

(yy)       Actively-Traded Security. The Common Stock is an “actively-traded security exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(zz)         Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to  direct or cause the direction of the management or policies of any person or persons that engage or plan to engage in any Covered Activity.

Any certificate signed by an officer of the Company and delivered to TD Cowen or to counsel for TD Cowen pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to TD Cowen as to the matters set forth therein.

The Company acknowledges that TD Cowen and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to TD Cowen, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.            Covenants of the Company. The Company covenants and agrees with TD Cowen that:

(a)          Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by TD Cowen under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify TD Cowen promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments or supplements that do not name TD Cowen and do not relate to, or which would not reasonably be expected to have a material impact on, the transactions contemplated by this Agreement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information other than amendments, supplements or requests that do not relate to the transactions contemplated by this Agreement, (ii) the Company will prepare and file with the Commission, promptly upon TD Cowen’s request, any amendments or supplements to the Registration Statement or Prospectus that, in TD Cowen’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by TD Cowen (provided, however, that (A) the failure of TD Cowen to make such request shall not relieve the Company of any obligation or liability hereunder, or affect TD Cowen’s right to rely on the representations and warranties made by the Company in this Agreement; (B) the Company has no obligation to provide TD Cowen any advance copy of such filing or to provide TD Cowen an opportunity to object to such filing if the filing does not name TD Cowen and does not relate to the transaction herein provided; and (C) that the only remedy TD Cowen shall have with respect to the failure by the Company to make such filing (other than TD Cowen’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to TD Cowen within a reasonable period of time before the filing and TD Cowen has not reasonably objected in writing thereto within two business days (provided, however, that (A) the failure of TD Cowen to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect TD Cowen’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide TD Cowen any advance copy of such filing or to provide TD Cowen an opportunity to object to such filing if the filing does not name TD Cowen and does not relate to the transaction herein provided; provided, further that the only remedy TD Cowen shall have with respect to the failure by the Company to make such filing (other than TD Cowen’s rights under Section 9 hereof) will be to cease making sales under this Agreement until such amendment or supplement is filed) and the Company will furnish to TD Cowen at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, or in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company); and (v) prior to the termination of this Agreement, the Company will notify TD Cowen if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise.

(b)          Notice of Commission Stop Orders. The Company will advise TD Cowen, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)          Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by TD Cowen under the Securities Act with respect to a pending sale of the Placement Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify TD Cowen to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interest of the Company to do so, provided that no Placement Notice is in effect during such time.

(d)          Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by TD Cowen under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on Nasdaq and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as TD Cowen reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)          Delivery of Registration Statement and Prospectus. The Company will furnish to TD Cowen and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as TD Cowen may from time to time reasonably request and, at TD Cowen’s reasonable request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to TD Cowen to the extent such document is available on EDGAR.

(f)           Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

(g)          Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for TD Cowen in connection therewith shall be paid by TD Cowen except as set forth in (vii) below), (iv) the printing and delivery to TD Cowen of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated expenses of TD Cowen's outside counsel for filings with the FINRA Corporate Financing Department, such legal expense reimbursement not to exceed $15,000, and (viii) the reasonable fees and disbursements of TD Cowen's outside counsel in amounts not to exceed (A) $75,000 in connection with execution of this Agreement and (B) $25,000 in connection with each Bring-Down Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m), for which no waiver is applicable.

(h)          Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i)           Notice of Other Sales. During the pendency of any Placement Notice given hereunder, and for five (5) trading days following the termination of any Placement Notice given hereunder, the Company shall provide TD Cowen notice as promptly as reasonably practicable before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant, sale or settlement of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, Common Stock issued and sold under an employee stock purchase plan, or any awards issued, granted, sold, or settled in accordance with Nasdaq Listing Rule 5635(c)(4), (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to TD Cowen in advance, (iv) the issuance of any shares of Common Stock issuable upon the exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding or disclosed in filings by the Company available on EDGAR, or (v) the issuance of shares of Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, investors, strategic partners, potential strategic partners or otherwise conducted in a manner so as not to be integrated with the offering of the Placement Shares hereby. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the Company to provide notice to TD Cowen, to file a registration statement under the Securities Act.

(j)           Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise TD Cowen promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to TD Cowen pursuant to this Agreement.

(k)          Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by TD Cowen or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as TD Cowen may reasonably request.

(l)           Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b) relating to the Placement Shares, a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through TD Cowen, the Net Proceeds to the Company and the compensation payable by the Company to TD Cowen with respect to such Placement Shares and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K, the number of the Placement Shares sold through TD Cowen under this Agreement and the Net Proceeds to the Company from the sale of the Placement Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(m)         Bring-Down Dates; Certificate. On or prior to the First Delivery Date and each time thereafter during the term of this Agreement (i) the Company files a Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(l) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) the Company files an annual report on Form 10-K under the Exchange Act; (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) the Company files a report on Form 8-K containing amended financial information (other than any information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Bring-Down Date”); the Company shall furnish TD Cowen (but in the case of clause (iv) above only if (1) a Placement Notice is pending, (2) TD Cowen reasonably determines that the information contained in such Form 8-K is material to a holder of Common Stock and (3) TD Cowen requests such certificate within three (3) days after the Company has given TD Cowen notice of the filing of such Form 8-K with the Commission) with a certificate, in the form attached hereto as Exhibit 7(m) within one (1) Trading Day of any Bring-Down Date if requested by TD Cowen. The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Bring-Down Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Bring-Down Date when the Company relied on such waiver and did not provide TD Cowen with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or TD Cowen sells any Placement Shares, the Company shall provide TD Cowen with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n)          Legal Opinion. On or prior to the First Delivery Date and within one (1) Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause to be furnished to TD Cowen a written opinion and negative assurance letter of Wilmer Cutler Pickering Hale and Dorr LLP (“Company Counsel”) and written opinion of K&L Gates LLP, intellectual property counsel to the Company (“Company IP Counsel”), or other counsel satisfactory to TD Cowen, in form and substance reasonably satisfactory to TD Cowen and its counsel, dated the date that the opinions and negative assurance letter are required to be delivered, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided that the Company shall be required to furnish to TD Cowen no more than one opinion and negative assurance letter from Company Counsel and no more than one opinion of Company IP Counsel per Bring-Down Date; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, Company Counsel and Company IP Counsel, as applicable, may furnish TD Cowen with a letter (a “Reliance Letter”) to the effect that TD Cowen may rely on a prior opinion delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date).

(o)          Comfort Letter. On or prior to the First Delivery Date and within one (1) Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable, the Company shall cause its independent accountants to furnish TD Cowen a letter (the “Comfort Letter”), dated the date that the Comfort Letter is delivered, in form and substance reasonably satisfactory to TD Cowen, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to TD Cowen in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the Company shall be required to furnish to TD Cowen no more than one Comfort Letter hereunder per Bring-Down Date.

(p)          Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than TD Cowen; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(q)          Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which it is engaged.

(r)           Compliance with Laws. The Company and each of its subsidiaries shall use commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to result in a Material Adverse Effect.

(s)          Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(t)          Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(u)          No Offer to Sell. Other than the Prospectus or a Permitted Free Writing Prospectus, neither TD Cowen nor the Company (including its agents and representatives, other than TD Cowen in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(v)          Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(w)         Affirmation. Each Placement Notice delivered by the Company to TD Cowen shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to TD Cowen pursuant hereto are true and correct at the time of delivery of such Placement Notice, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance). As used herein, “Time of Sale” means with respect to each offering of Placement Shares pursuant to this Agreement, the time of TD Cowen’s initial entry into contracts with purchasers for the sale of such Placement Shares.

(x)          Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Placement Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Placement Shares, upon the request of and in a form reasonably satisfactory to TD Cowen, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (it being understood that nothing herein shall be deemed to require the Company to take the applicable registration statement effective during the pendency of a prolonged period in which the Commission is closed or otherwise not operating in the ordinary course). The Company will take all other action necessary or appropriate to permit the issuance and sale of the Placement Shares to continue as contemplated in the expired registration statement relating to the Placement Shares. References herein to the Registration Statement shall include such new shelf registration statement.

8.            Conditions to TD Cowen’s Obligations. The obligations of TD Cowen hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by TD Cowen of a due diligence review satisfactory to TD Cowen in its reasonable judgment, and to the continuing satisfaction (or waiver by TD Cowen in its sole discretion) of the following additional conditions:

(a)          Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued pursuant to any Placement Notice.

(b)          No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          No Misstatement or Material Omission. TD Cowen shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in TD Cowen’s reasonable opinion is material, or omits to state a fact that in TD Cowen’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)          Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of TD Cowen (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)          Company Counsel Legal Opinion. TD Cowen shall have received the opinions and negative assurance letter of Company Counsel and Company IP Counsel required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinion is required pursuant to Section 7(n).

(f)          TD Cowen Counsel Legal Opinion. TD Cowen shall have received from Cooley LLP, counsel for TD Cowen, such opinion and negative assurance letter, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(n), with respect to such matters as TD Cowen may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(g)          Comfort Letter. TD Cowen shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h)          Representation Certificate. TD Cowen shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(i)           Secretary’s Certificate. On or prior to the First Delivery Date, TD Cowen shall have received a certificate, signed on behalf of the Company by its corporate secretary, in form and substance reasonably satisfactory to TD Cowen and its counsel.

(j)           No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq.

(k)          Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to TD Cowen such appropriate further information, certificates and documents as TD Cowen may have reasonably requested which are customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish TD Cowen with such conformed copies of such opinions, certificates, letters and other documents as TD Cowen shall have reasonably requested.

(l)           Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)         Approval for Listing. The Placement Shares shall either have been (i) approved for listing on Nasdaq, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at, or prior to, the issuance of any Placement Notice.

(n)          No Termination Event. There shall not have occurred any event that would permit TD Cowen to terminate this Agreement pursuant to Section 11(a).

9.            Indemnification and Contribution.

(a)          Company Indemnification. The Company agrees to indemnify and hold harmless TD Cowen, its affiliates and each of their respective directors, officers, partners, employees and agents of TD Cowen and each person, if any, who (i) controls TD Cowen within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with TD Cowen from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which TD Cowen, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any free writing prospectus or in any application or other document executed by or on behalf of the Company in connection with this Agreement or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with the Agent’s Information. “Agent’s Information” means, solely, the following information in the Prospectus: the third sentence of the eighth paragraph under the caption “Plan of Distribution” in the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)          TD Cowen Indemnification. TD Cowen agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent’s Information.

(c)          Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party after the indemnifying party receives a written notice relating to the fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or TD Cowen, the Company and TD Cowen will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than TD Cowen, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and TD Cowen may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and TD Cowen on the other. The relative benefits received by the Company on the one hand and TD Cowen on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by TD Cowen from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and TD Cowen, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or TD Cowen, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and TD Cowen agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), TD Cowen shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of TD Cowen, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of TD Cowen, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.          Termination.

(a)          TD Cowen shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect has occurred that, in the reasonable judgment of TD Cowen, may materially impair the ability of TD Cowen to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certificate, opinion, or letter required under Sections 7(m), 7(n), or 7(o), TD Cowen’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of TD Cowen’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on Nasdaq shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If TD Cowen elects to terminate this Agreement as provided in this Section 11(a), TD Cowen shall provide the required notice as specified in Section 12 (Notices).

(b)          The Company shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c)          TD Cowen shall have the right, by giving ten (10) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)          Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through TD Cowen on the terms and subject to the conditions set forth herein; provided that the provisions of Section 7(g), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to TD Cowen for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by TD Cowen under this Agreement, or otherwise, except with respect to reimbursement of expenses actually incurred pursuant to Section 7(g).

(f)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by TD Cowen or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to TD Cowen, shall be delivered to TD Cowen at TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, fax no. 646-562-1130, Attention: Head of Equity Capital Markets, email: CIBLegal@tdsecurities.com, with a copy (which shall not constitute notice) to Cooley LLP, 55 Hudson Yards, New York, New York 10001, Attention: Daniel I. Goldberg, Facsimile: (212) 479-6275; or if sent to the Company, shall be delivered to Voyager Therapeutics, Inc., 75 Hayden Avenue, Lexington, MA 02421, Attention: Nathan Jorgensen, Chief Financial Officer, with a copy (which shall not constitute notice) to Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, Attention: Brian Johnson and Avery Reaves. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day (as defined below), or, if such day is not a Business Day on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic communication (“Electronic Notice”), at the time the party sending Electronic Notice receives verification of receipt by the receiving party other than via auto reply. For purposes of this Agreement, “Business Day” shall mean any day on which Nasdaq and commercial banks in the City of New York are open for business.

13.          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and TD Cowen and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that TD Cowen may assign its rights and obligations hereunder to an affiliate of TD Cowen without obtaining the Company’s consent, so long as such affiliate is a broker-dealer that is registered with the Commission.

14.          Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.          Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof, except with respect to that certain sales agreement, by and between the Company and Cowen and Company LLC, dated November 8, 2022 (the “Prior Agreement”), which Prior Agreement shall remain in effect until initial effectiveness of the Registration Statement. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and TD Cowen. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.          Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.          Waiver of Jury Trial. The Company and TD Cowen each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          TD Cowen has been retained solely to act as sales agent in connection with the sale of the Placement Shares and that no fiduciary, advisory or agency relationship between the Company and TD Cowen has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether TD Cowen has advised or is advising the Company on other matters;

(b)          the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          the Company has been advised that TD Cowen and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that TD Cowen has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)          the Company waives, to the fullest extent permitted by law, any claims it may have against TD Cowen in connection with the sale of Placement Shares under this Agreement, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that TD Cowen shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company in connection with the sale of Placement Shares under this Agreement.

19.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that TD Cowen is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from TD Cowen of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that TD Cowen is a Covered Entity and TD Cowen or a BHC Act Affiliate of TD Cowen becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against TD Cowen are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          For purposes of this Section 20; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the understanding between the Company and TD Cowen, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and TD Cowen.

Very truly yours,

TD SECURITIES (USA) LLC

By:	/s/ Michael Murphy
	Name:	Michael Murphy
	Title:	Managing Director

ACCEPTED as of the date first-above written:

VOYAGER THERAPEUTICS, INC.

By:	/s/ Nathan Jorgensen
	Name:	Nathan Jorgensen
	Title:	Chief Financial Officer

SCHEDULE 1

form of PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	TD Cowen At the Market Offering—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Voyager Therapeutics, Inc., a Delaware corporation (the “Company”), and TD Securities (USA) LLC (“TD Cowen”) dated November 10, 2025 (the “Agreement”), I hereby request on behalf of the Company that TD Cowen sell up to [ ] shares of the Company’s common stock, par value $0.001 per share, at a minimum market price of $_______ per share. Sales should begin on [the date of this Notice] [DATE] and shall continue until [DATE] [all shares are sold].

SCHEDULE 2

Notice Parties

Company

Alfred Sandrock, M.D., Ph.D.	Chief Executive Officer and President

Nathan Jorgensen, Ph.D.	Chief Financial Officer

Robin Swartz	Chief Business Officer and Chief Operating Officer

TD Cowen

Michael J. Murphy	Managing Director

William Follis	Managing Director

Adriano Pierroz	Director

Megan Sanford	Associate

SCHEDULE 3

Compensation

TD Cowen shall be paid compensation up to 3.0% of the gross proceeds from the sales of Common Stock pursuant to the terms of this Agreement.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected _______________________, of Voyager Therapeutics, Inc. (“Company”), a Delaware corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement dated November 10, 2025 (the “Sales Agreement”) between the Company and TD Securities (USA) LLC, that to the best of the knowledge of the undersigned:

(i)           The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)          The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Cooley LLP and Wilmer Cutler Pickering Hale and Dorr LLP shall be entitled to rely on this certificate in connection with the opinions that such firms may render pursuant to the Sales Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sales Agreement.

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By:
Name:
Title:

Date: